UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
(Address of principal executive offices)

(210) 824-2496
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2007, the Sweet Success Enterprises, Inc. (the “Company”) Board of Directors approved the appointment of Thomas M. Shuman as the Company’s new vice president of sales and marketing.  The appointment was also announced in a press release dated April 4, 2007.  Mr. Shuman, 53, of Dallas, Texas, will initiate coverage of major unfilled markets as well as coordinate the Company’s marketing efforts.

A graduate of Pennsylvania State University, Mr. Shuman comes to the Company from Liberty Imports USA, Inc where he led sales and marketing for the Brazil Gourmet line-up of products. He has over 26 years experience in senior sales, marketing and product development positions for companies such as Global Brands Inc., DS Water of America, LP, DrPepper/7-UP, Inc., Coca Cola USA and Procter and Gamble.

The full text of Mr. Shuman’s employment agreement is attached hereto as Exhibit 10.1 to this Form 8-K report.

The full text of the Press Release issued in connection with the announcement is attached hereto as Exhibit 99.1 to this Form 8-K report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement (Shuman)

99.1	Press Release dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: April 5, 2007	By:	/s/ William J. Gallagher
William J. Gallagher
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director